Exhibit 23-2

INDEPENDENT AUDITORS’ CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 22, 2022, appearing in the Annual Report on Form 11-K of the Procter & Gamble Holding France S.A.S. Group Profit Sharing, Incentive and Employer Contribution Plan (France) for the year ended June 30, 2022.

/s/ Deloitte & Associés

Paris-La Défense, France
February 28, 2023